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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our reports dated January 23, 1998 in the Registration Statement (Form S-1) and related Prospectus of Abgenix, Inc. for the registration of 1,146,300 shares of its common stock.

                                                               Ernst & Young LLP

Palo Alto, California
January 14, 1999